Looking forward to 2002

➢ Opportunities

- Continued development and introduction of new insurance products and services
  - Livestock Gross Margin roll-out
  - Timber
  - Cost of Production
- Continued development and introduction of new products and services
  - Consolidation of computer platforms
  - AmAgOnline™
  - Expand crop-marketing software
  - E-TRACS™ software